Redacted Version



                         CONFIDENTIAL TREATMENT REQUIRED


                          TECHNOLOGY LICENSE AGREEMENT

         This Technology License Agreement ("Agreement") is made effective as of December 31, 1997 by and between Integrated Device Technology, Inc., a Delaware corporation with a principal place of business at 2975 Stender Way, Santa Clara, California 95054, MIPS Technologies, Inc., a Delaware corporation with its principal place of business at 2011 N. Shoreline Blvd., Mountain View, California 94039, and Silicon Graphics, Inc., a Delaware corporation with a principal place of business at 2011 N. Shoreline Boulevard, Mountain View, California 94043.

                                   WITNESSETH

         WHEREAS, IDT and MTI, as successor in interest to MIPS Technologies, Inc., as successor to MIPS Computer Systems, Inc., are parties to a "Manufacturing, Marketing, and Purchase Agreement", effective as of January 16, 1988 (the "Original Agreement"), as subsequently amended by the "Supplemental Agreement No. 1 to the Manufacturing, Marketing, and Purchase Agreement" (the "Supplemental Agreement"); and

         WHEREAS,  IDT and MTI now wish to extend  their  relationship  into the
Twenty-First  Century,   through  MTI's  agreement  to  license  to  IDT  future
generations of microprocessors based on MIPS Architectures and MIPS Designs;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.       DEFINITIONS

1.1 Affiliate - means a business entity that, at any time during the term of this Agreement, controls, is controlled by, or is under common control with, a party to this Agreement, such control being exercised, directly or indirectly, through ownership of (or the power to vote) either (i) of outstanding shares issued by the business entity sufficient to elect a majority of its directors, or (ii) if the business entity is not a corporation, of an equity interest in the business entity sufficient to control management of the affairs of the business entity or the composition of its principal governing authority, which ownership or voting power is held as of any time during the term of this Agreement, provided that such business entity shall be considered an Affiliate only for the time during which such ownership or voting power exists.

1.2 ASP - means the lower average selling price of either (i) the fiscal quarter for which royalties are being computed or (ii) a combination of such fiscal quarter and its preceding fiscal quarter. The ASP shall be computed by dividing the Net Revenue received by IDT for the product by the total number of units sold during the applicable time period.

1.3 CMOS and CMOS-Derivative Technology - means any technology, for MIPS Chip product design or manufacture that incorporates a type of circuit structure containing both p-channel and n-channel devices on the same substrate.

1.4 Deliverables - means those items to be delivered by MTI to IDT in the manner specified in Section 3. 1.

1.5      Effective Date - means the date first written above.

1.6 Internal Use - means the use of a product (whether hardware, software or combination thereof) to perform its intended and customary function by and for the benefit of the party using the product and not for sale, distribution or sublicensing to others. Internal Use includes, but is not limited to, evaluation, development, maintenance, customer support, employee training and the like.

1.7 IDT - means Integrated Device Technology, Inc., a corporation with its principal place of business at 2975 Stender Way, Santa Clara, California 95054 and each of its Affiliates.

1.8 IDT Functional Blocks - means any functional block less than *** of which is derived from register transfer logic (RTL) supplied by MTI (i.e., more than *** of the functional block is developed by or for IDT).

1.9 MIPS Architecture - means those MIPS instruction set architectures for which MTI offers nonexclusive licenses to more than one MIPS Semiconductor Partner for use in products for sale to the open market. In general, MIPS Architecture relates to the RISC-based MIPS computer organization, structure and content, or portions thereof, as designed and enhanced by MTI, including but not limited to, the MIPS I, MIPS II, MIPS III, MIPS IV, MIPS V, MIPS 16 and the MDMX instruction set architectures and interface specifications.

1.10 MIPS Binary Code Software- means software in object code form (also called binary or executable code).

*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

1.11 MIPS Commercial Software- means MIPS Binary Code Software and MIPS Source Code Software.

1.12 MIPS Chip(s) - means (a) those integrated circuit central processor product(s) using MIPS Technology and employing proprietary MIPS Architecture or MIPS Designs, in whole or in part; (b) integrated circuit arithmetic co-processor product(s) designed by or on behalf of MTI to connect with and operate with a MIPS Chip central processor unit; and (c) integrated circuit bus interface management product(s) designed by or on behalf of MIPS to connect with and operate with a MIPS Chip central processor or MIPS Chip co-processor. Notwithstanding the foregoing, nothing in this definition shall require MTI, or be deemed to create an obligation on the part of MTI, to create. develop or acquire any particular MIPS Chip referred to above. MIPS Chips do not include those custom chips designed by or on behalf of MTI exclusively for a third party, custom chips substantially funded by a third party, MTI's authorized original equipment manufacturers, or its product. By way of example only, the parties acknowledge and agree that MIPS Chips do not include the *** or any graphics processor or central processor unit developed for *** or exclusively for MTI.

1.13     MIPS   Compatible   -  means  a  product   which   complies   with  the
specifications for the appropriate user mode ISA as defined in the appropriate MIPS Architecture Reference Manual.

1.14 MIPS Designs - means a microprocessor now or at any later time during the term of this Agreement developed or co-developed by MTI and licensable from MTI by MIPS Semiconductor Partners (excluding those designs funded by a third party, developed substantially in their entirety on a custom basis for the use of such third party or MTI and not generally made available to any other third party) employing the MIPS Architecture. By way of example only, the parties acknowledge and agree that MIPS Designs do not include the *** or any graphics processor or central processor unit developed for *** or exclusively for MTI.

1.15 MIPS Functional Block - means any functional block more than or equal to *** of which is developed by or for MTI.

1.16 MIPS Internal Documentation - means all manuals, user guidelines and other documentation relating to the MIPS Architecture, MIPS Chips or MIPS Commercial Software including all modifications, updates, derivations of and other changes thereto, whether in written, graphical, human readable, or machine-readable form, and in any media, which MIPS uses internally and does not make available for sale or distribution to third parties in the ordinary course of business but which is made available to MIPS Chips and MIPS Designs Licensees.

*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

1.17     MIPS Know-How - means:

         (a) design, manufacturing, and engineering, know-how, confidential information, trade secrets, drawings and artwork, in whatever form embodied, which are relevant or helpful for any of the activities contemplated to be performed by IDT pursuant to this Agreement including, but not limited to, manufacturing, using, selling, installing, designing, improving, enhancing, modifying, repairing or maintaining the MIPS Chips, MIPS Systems, or MIPS Commercial Software;

         (b) any enhancement, revision, improvement, or other modification thereto, which is owned by MIPS or which is licensed by MIPS from any third party as of the Effective Date or thereafter (except for the licenses from AT&T, the Regents of the University of California, Sun Microsystems, and any other licenses with respect to which MIPS has no right, or must pay a royalty or other fee to grant licenses of the scope granted in this Agreement). MIPS Know-How shall include the MIPS Architecture and MIPS Designs contained within any MIPS Chip.

1.18 MIPS Semiconductor Partners - means certain other parties who have rights to manufacture and/or sell MIPS Chips produced from their respective process technologies; MIPS Semiconductor Partners are not "partners" in the legal sense and do not have rights to share profits or losses with MTI.

1.19 MIPS Source Code Software - means the software in source code version (or in a form from which a human-readable form can be produced without reverse compilation), now owned and as developed or acquired which MIPS makes available for licensing by MIPS Semiconductor Partners in the ordinary course of business or as set forth in MTI's then current MIPS price list, catalog, or similar publication (provided MTI obtains the right to grant sublicenses of the scope granted in this Agreement (a) without an obligation to pay any royalty, fee, or other consideration as a result of granting such sublicense; or (b) if a payment of any royalty, fee, or other consideration is due, IDT pays to MTI in advance the entire amount of such royalty, fee, or consideration, and further provided that IDT complies with all preconditions of receiving any such sublicense which may be required by the licensor, for example executing appropriate license agreements).

1.20 MIPS Systems - means computer boards and systems products which incorporate MIPS Chips.

1.21 MIPS Technology - means any patents, patent applications, mask work rights, copyrights, and other statutory rights which are necessary or required for any of the activities contemplated to be performed by IDT pursuant to this Agreement including, but not limited to, designing, manufacturing, using, selling, installing, repairing or maintaining, the MIPS Chips, MIPS Systems, or MIPS Commercial Software which is owned by MTI or licensed by MTI from any third party as of the Effective Date or thereafter (except for the licenses from AT&T, the Regents of the, University of California, Sun Microsystems, and any other licenses with respect to which MTI has no right, or must pay a royalty or other fee to grant licenses of the scope granted in the Agreement). MIPS Technology includes the MIPS Architecture and MIPS Designs contained within any MIPS Chip.

1.22 MIPS Tools - means the MIPS Commercial Software, in source code versions, now owned and as developed or acquired, which MTI makes available for licensing by MIPS Semiconductor Partners in the ordinary course of business (provided MTI obtains the right to grant sublicenses of the scope granted in this Agreement (a) without any obligation to pay any royalty, fee, or other consideration as a result of granting, such sublicense, or (b) if a payment of any royalty, fee, or other consideration is due, IDT pays to MTI in advance the entire amount of such royalty, fee, or consideration, and further provided that IDT complies with all preconditions of receiving any such sublicense which may be required by the licensor, for example executing appropriate license agreements). MIPS Tools include, without limitation, the following: System Programmer's Package, including Pixie, Pixstats, cache 3000/4000, etc., RISC/OS, MIPS C Compiler, ASM, Debugger & Libraries.

1.23     ***

1.24 *** MIPS Commercial Software - means MIPS Commercial Software which has been supplied to IDT by MIPS and ***.

1.25 Module - means two (2) or more integrated circuit products on an assembly.

1.26 MTI - means MIPS Technologies, Inc., a Delaware corporation with its principal place of business at 2011 N. Shoreline Blvd., Mountain View, California 94039, and each of its Affiliates.

1.27 Net Revenue - means the gross sales revenue received from the sale of MIPS Chips, MIPS commercial documentation, or the license of MIPS Commercial Software, accounted for in accordance with generally accepted accounting principles, after deduction for discounts, returns, freight, insurance, taxes, and duties, if any, and after deduction of payments for royalties, fees, or other consideration payable by a party to a third party. If IDT sells MIPS Chips to other than an unrelated third party, the Net Revenue for such sale shall be deemed to be the ASP for the MIPS Chip times the number of chips sold. If there is no ASP for such MIPS Chip, then the Net

*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

Revenue shall be deemed to be *** of the manufacturing cost per chip of that MIPS Chip times the number of MIPS Chips.

1.28 Original Agreement - means the Manufacturing, Marketing, and Purchase Agreement, effective as of January 16, 1988, as more fully described in the first recital of this Agreement.

1.29     ***

1.30     ***

1.31     ***

1.32 SGI - means Silicon Graphics, Inc., a Delaware corporation with its principal place of business at 2011 N. Shoreline Blvd., Mountain View, California 94039.

1.33 Specifications - means MIPS' then current specifications including all improvements, corrections, additions, updates, deletions, and modifications thereto.

1.34 Supplemental Agreement - means the "Supplemental Agreement No. 1 to the Manufacturing, Marketing, and Purchase Agreement" dated November 15, 1994, by and between IDT and MTI, as successor in interest to MIPS Computer Systems, Inc.

1.35 Tape-out - means the machine-readable tape used to generate masks or other intermediate step to generate masks in a form reasonably suitable to be delivered to a mask vendor.

1.36     ***

1.37 *** MIPS Commercial Software - means MIPS Commercial Software as supplied to IDT by MIPS.

2.       TECHNOLOGY LICENSE

2.1      MIPS Chips.

         2.1.1    ***

         2.1.2 Grant. Subject to the offer and acceptance requirements contained in Section 2.1.1, MTI hereby grants to IDT and IDT hereby accepts a personal, nonexclusive,

*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

worldwide,   revocable   (only  in   accordance   with   Section   16   herein),
non-transferable, and non-assignable right and license to make, have made, use, modify, market, sell and distribute the MIPS Chips provided that: ***

         2.1.3 Modifications. If IDT designs, manufactures, and/or markets any *** MIPS Chips, IDT shall be solely and completely responsible for the design, manufacturing, marketing, integrated circuit support, and software support requirements of its customers. Although MTI is under no obligation to, it may, if requested and available, provide consulting services to IDT at mutually agreed upon prices in connection with such IDT modification activities. MTI shall have the right to purchase generally available *** MIPS Chips directly from IDT at IDT's then current prices, terms and conditions, and to use such *** MIPS Chips for any purpose.

2.2      Software License.

         2.2.1    ***

         2.2.2    ***

         2.2.3 MIPS Tools. MTI hereby grants to IDT and IDT hereby accepts a personal, non-exclusive, worldwide, revocable (only in accordance with Section 16 herein), non-transferable right and license to use MIPS Tools for IDT's Internal Use only.

2.3      ***

2.4      Documentation Rights.

         2.4.1    ***

         2.4.2    ***

2.5      Offer and  Acceptance  Required.  The rights and licenses  described in
Section 2.2 and Section 2.4 shall only apply to MIPS commercial documentation, MIPS Internal Documentation, and MIPS Commercial Software that (a) relates to any MIPS Architecture or MIPS Design which has been offered to and accepted by IDT in the manner set forth in Section 2.1.1, and (b) has been provided to IDT as a Deliverable in the manner set forth in Section 3.

*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

2.6      Rights Under the Original Agreement and the Supplemental Agreement.

         IDT, SGI, and MTI agree that this Agreement supersedes the Original Agreement with respect to all transactions and occurrences on and after the Effective Date, including, without limitation, all license rights, and royalty rates. Royalties on sales on and after the Effective Date shall be payable solely to MTI.

3.       Deliverables.

3.1      ***

3.2      ***

3.3      ***

3.4 Program Management. Each party shall identify an individual employee ("Program Manager") who shall be responsible for interfacing with the other party, especially in connection with the provision of Deliverables. The Program Manager shall be knowledgeable about his employer's products and design and manufacturing activities and possess adequate communication skills to keep the other party fully informed relative to his employer's performance under this Agreement. Each party shall notify the other in writing of any successor or designee of the Program Manager.

4.       MARKETING RIGHTS AND OBLIGATIONS.

4.1 Marketing Responsibilities. IDT shall use commercially reasonable efforts to:

         (a) actively engage in the marketing and distribution of MIPS Chips;

         (b) encourage its existing sales organization to solicit and actively promote marketing and sales of MIPS Chips;

         (c) provide  quality  support  to  its   customers,  by  training,  and
         maintaining a sufficient number of competent technical personnel to provide such support; and

         (d) not engage in any advertising or trade practice which adversely affects the good name, trademarks, goodwill, or reputation of MTI or MIPS Chips.

*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

4.2 Trademarks. - IDT may use MTI trademarks only in accordance with MTI's specifications, a copy of which is attached hereto as Exhibit B, and only on products licensed hereunder. IDT acknowledges MTI's ownership of and title to all rights in the MTI trademarks and the goodwill attaching to the MTI trademarks. IDT agrees not to contest the MTI trademarks. Each party agrees not to use, employ or attempt to register any trademarks or trade names which are confusingly similar to the other party's trademarks.

5.       MAINTENANCE AND SUPPORT.

5.1.     MIPS  Chips.  IDT  shall  be  solely  and  completely  responsible  for providing all maintenance and support for MIPS Chips necessary and appropriate for purchasers of MIPS Chips from IDT except for MIPS Commercial Software support to purchasers of Certified *** MIPS Chips which MTI shall provide. MTI's duty to provide maintenance and support to any IDT customer is contingent on such customer's execution of a valid current MIPS Software Maintenance Agreement.

5.2. MIPS Tools. MTI shall provide to IDT (on terms and conditions no less favorable than those provided to MTI's other MIPS Semiconductor partners) support and maintenance for MIPS Tools (excluding IDT *** MIPS Commercial Software) which are licensed to IDT pursuant to the terms of this Agreement.

5.3.     MIPS Commercial Software.

         5.3.1. MTI shall make available for purchase, support and maintenance services with respect to *** MIPS Commercial Software to third party customers in accordance with MTI's then current standard terms, conditions, and prices.

         5.3.2. IDT may make support and maintenance services available to its customers of *** MIPS Commercial Software.

5.4      ***

5.5 No Support. MTI shall have no responsibility or obligation to provide any maintenance or support whatsoever to any person or entity regarding (a) *** MIPS Chips, or (b) IDT *** of MIPS Commercial Software, MIPS Tools, MIPS commercial documentation or MIPS Internal Documentation.

*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

6.       COMPENSATION AND PRICES

6.1 License Fee. Upon acceptance of the license rights pursuant to Section 2.1.1, IDT will be entitled to license the new MIPS Architecture or new MIPS Design *** to license the same MIPS Architecture and MIPS Design on substantially the same terms and at substantially the same time (within one year) as IDT.

6.2      Royalties

         6.2.1    MIPS Chips.

                  6.2.1.1 Royalty ***. IDT agrees to pay MTI royalties based on Net Revenue received by IDT for the sale of MIPS Chips by IDT according to the royalty rates ("Applicable Rate") included in the following schedule:

***                         ***
 ***%                       ***%              ***
 ***%                       ***%              ***
 ***%                       ***%              ***

***

         ***

         ***

                  6.2.1.2  ***


         6.2.2 Software.

                  6.2.2.1  ***

                  6.2.2.2  ***

6.3. Payment. IDT shall make such royalty and license fee payments to MTI on the forty-fifth (45th) day following the end of each IDT fiscal quarter. On any overdue royalty payments,

*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

MTI may charge and IDT shall pay a one percent (1%) per month finance charge upon the unpaid balance until the date of payment.

6.4      Records and Reports.

         6.4.1. Records. IDT shall keep complete and accurate records relating to the sales of *** and *** MIPS Chips sold and each copy of MIPS Commercial Software licensed, which records shall at a minimum include the name and address of the purchaser/sublicensee, the date of shipment, the unit price, the total purchase price of the order and a copy of the sublicense agreement.

         6.4.2 Reports. IDT shall report to MTI on an IDT fiscal quarterly basis for each MIPS Chip sold and each copy of MIPS Commercial Software licensed, the quantity sold/sublicensed, the Net Revenue and the total amount of royalty and license fees due and owing to MTI for such IDT fiscal quarter. The reports described in this Section shall be made to MTI no later than forty-five (45) days of the close of each IDT fiscal quarter.

         6.4.3 Audit. MTI shall have the right, through an independent accounting firm, to make an examination and audit, not more frequently than annually, during normal business hours, of IDT's records and accounts as may contain information bearing upon the amounts due hereunder. Prompt adjustment shall be made by IDT or MTI as the case may be for any errors or omissions disclosed by such audit. In the event that any quarterly report understates the royalties and license fees due for any fiscal quarter by more than five percent (5%), IDT shall reimburse MTI for the cost of such audit. No IDT information examined by the independent accounting firm shall be disclosed to MTI or any other person.

6.5      ***

7.       PURCHASING RIGHTS AND OBLIGATIONS.

7.1      ***

7.2      ***

8. Relationship with the Original Agreement. This Agreement supersedes the Original Agreement with respect to all transactions and occurrences on and after the Effective Date, including, without limitation, all license rights, and royalty rates.

*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

9. New Technology. Subject to the terms of the Mutual Confidential Information Non-Disclosure Agreement, Exhibit D, the parties shall meet and discuss information relating to new technology, product plans, and design efforts, to the extent related to the subject matter of this Agreement.

10.      MIPS' DUTY TO PROVIDE EQUAL RIGHTS

The material obligations imposed on IDT under this Agreement shall, in aggregate, be no greater than those imposed on the other MIPS Semiconductor Partners of MIPS. The material rights granted to IDT under this Agreement shall be no less than those granted to any other similarly licensed Semiconductor Partner. The parties acknowledge and agree that this Agreement will be amended to accomplish the purpose of this Section should MTI provide, in aggregate, more rights to or require lesser obligations of any current or future Partner.

11.      ***

12.      INVENTIONS AND TOOLING

12.1.    Title.

         12.1.1 All designs, data, MIPS Technology, and MIPS Know-How provided by MTI to IDT shall remain the property of MTI exclusively throughout the world. All modifications, enhancements, ideas, discoveries, inventions, derivatives and other information and improvements to such designs, data, MIPS Technology, and MIPS Know-How, developed by MTI, shall remain the property of MTI exclusively throughout the world. MTI shall have the exclusive, world-wide right, title and interest in and to all patents, patent applications, copyrights, mask works, trademarks, and all other proprietary right relating to such MTI designs, data, MIPS Technology, MIPS Know-How, MTI modifications, MTI enhancements, and/or MTI improvements;

         12.1.2 MTI shall retain the ownership rights to the logic design, circuit design, and pattern generation tapes created by its development efforts. IDT shall retain physical possession of such items to perform its rights and obligations under this Agreement. Upon cancellation of this Agreement for any reason, IDT shall return or destroy MTI Internal Documentation and an officer of IDT shall certify that such MIPS Internal Documentation has been returned or destroyed.

*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

         12.1.3 All IDT modifications and improvements to the MIPS Chips, all IDT modifications and improvements to the technology, and all IDT modifications and improvements to the information licensed in Section 2 herein, shall belong exclusively to IDT.

12.2     IDT's Inventions.

         12.2.1 All discoveries, improvements, and inventions conceived including mask works fixed in a semiconductor chip product, in the performance of this Agreement by IDT shall be the sole and exclusive property of IDT and IDT shall retain any and all rights to file any patent applications, mask work registrations, trademark registrations, and copyrights thereon.

         12.2.2 IDT shall own all right, title and interest in any integrated circuit product it develops even if such product is designed specifically to interface with a MIPS Chip. Upon cancellation of this Agreement for any reason, MTI shall return or destroy IDT Confidential Information and an officer of MIPS shall certify that such IDT Confidential Information has been returned or destroyed.

12.3 Survival. The provisions of this Section shall survive the termination, cancellation, or expiration of this Agreement.

13.      PROPRIETARY INFORMATION

13.1 Definition. "Proprietary Information" as used herein shall mean all or any portion of only the: (a) written, recorded, graphical or other information in tangible form disclosed, during the term of this Agreement, by one party to the other party which is stamped "Proprietary," "Confidential," or with a similar legend denoting the proprietary interest therein of the disclosing party; (b) oral information which is disclosed by one party to the other party to the extent it is identified as "Proprietary" or "Confidential" at the time of oral disclosure, is reduced to written or other tangible form within thirty (30) days of oral disclosure, and such written or tangible form is stamped "Proprietary", "Confidential", or with a similar legend denoting the proprietary interest therein of the disclosing, party; (c) the MIPS Tools and the Deliverables; and (d) models and other devices delivered or disclosed, during the term of this Agreement, by one party to the other party which have been identified in writing at the time of disclosure as being, proprietary to the disclosing party and any information, data or know-how derived from any information contained in items (a), (b), (c) and (d), above ("Derivative Information"); provided, however, Proprietary Information shall not include any information that is:

         (a) in the possession of the receiving party prior to disclosure by the disclosing party and not subject to other restrictions on disclosure;

         (b) independently developed by the receiving party;

         (c) publicly disclosed by the disclosing party;

         (d) rightfully received by the receiving party from a third party without restrictions on disclosure;

         (e) approved for unrestricted release or unrestricted disclosure by the disclosing party; or

         (f) produced or disclosed pursuant to applicable laws, regulations or court order, provided the receiving party has given the disclosing party prompt notice of such request so that the disclosing party has an opportunity to defend, limit or protect such production or disclosure.

13.2 Restrictions. This Agreement and the exchanges hereunder shall not be deemed to establish a confidential relationship between the parties and all information, documentation and devices exchanged between the parties hereunder other than Proprietary Information shall be received and treated by the receiving party on a non confidential and unrestricted basis.

         The parties agree, for a period of ten (10) years from the date of disclosure:

         (a) not to disclose Proprietary Information of the other party outside of the receiving party;

         (b) to limit dissemination of the other party's Proprietary Information to only those of the receiving party's officers, directors, agents and employees who require access thereto for authorized purposes;

         (c) to  ensure  that  each  person  who  receives  or   has  access  to
         Proprietary Information has previously executed a written nondisclosure agreement; and

         (d) to return to the disclosing party, or destroy, Proprietary Information of the disclosing party upon receipt of a written request therefor from the disclosing party, without retaining any copy thereof.

         The standard of care to be exercised by the receiving party to meet these obligations shall be the standard exercised by the receiving party with respect to its own proprietary information of a similar nature, but in no event less than due care.

13.3 No Publication. A copyright notice by itself does not constitute or evidence a publication or public disclosure.

13.4     Proprietary Notices.

         13.4.1 MIPS Commercial Software, MIPS commercial documentation, and MIPS Internal Documentation. MIPS commercial documentation, MIPS Internal Documentation, and MIPS Commercial Software are copyrighted. Copies may be made only as permitted by this Agreement. As a condition of the reproduction and distribution rights granted herein, IDT shall reproduce and apply the MTI copyright notice to all copies, in whole or in part, in any form, of the MIPS Commercial Software or MIPS Documentation reproduced hereunder. IDT shall not alter or remove any copyright, trademark, tradename or other proprietary notice, legend, symbol or label appearing on or in copies of MIPS Commercial Software or MIPS Documentation.

         13.4.2 MIPS Chips. IDT shall cause MTI's respective copyright and mask work notices to be placed on the masks of all MIPS Chips containing portions of MTI copyrighted or MTI mask work content.

         13.4.3 Rights in Data. The parties will cooperate in the mutual determination of a procedure for the usage of appropriate "Rights in Technical Data" type legends to be included, as appropriate, on items licensed by MTI to IDT pursuant to this Agreement that IDT has reason and the right to deliver under one or more U.S. Government contracts or subcontracts.

13.5 Exhibit A. Until the Tape-Out of a MIPS Chip, all documents and information set forth on Exhibit A, including all updates, modifications and derivatives thereof, shall be deemed Confidential Information irrespective of marking. Thereafter, except for bonding diagrams, electrical specifications, instruction formats, timing diagrams, and any other specifications commonly provided by semiconductor chip manufacturers to their customers, all such Exhibit A documents and information, including all updates, modifications, and derivatives thereof, shall be deemed to be Confidential Information irrespective of marking. MTI shall not unreasonably refuse to permit IDT to disclose Confidential Information relating to a design licensed by IDT from MTI hereunder to prospective customers subject to appropriate confidentiality agreements prior to tapeout for beta site purposes.

13.6 Survival. The provisions of this Section shall survive the expiration, termination, or cancellation of this Agreement.

14.      PROPRIETARY RIGHTS INDEMNIFICATION

14.1 Indemnification by MTI. MTI shall indemnify and hold IDT harmless against any claim based on infringement by the design furnished by MTI of a U.S. trade secret, patent, mask work right, copyright, trademark or other proprietary right of a third party, shall defend at its expense all suits against IDT based upon such a claim and shall pay costs and damages awarded against IDT in such suit, provided that IDT shall notify MTI promptly in writing of such suit and at MTI's request and at its expense is given control of such suit and all reasonable requested information and assistance for defense of same. IDT shall have the right to be represented by its own attorney at its expense. This indemnity does not extend to any suit based upon an infringement or alleged infringement of any patent, copyright, mask work right, trademark, trade secret, or other proprietary rights by the manufacturing process or modification of the MIPS Chips made by IDT, the use of the MIPS Chips in combination with other equipment or software not provided by MTI or a modification or enhancement to the MIPS Chips not made by MTI, if such claim would not have occurred but for such combination, modification or enhancement, any marking, or branding applied to the MIPS Chips or modification or design of the MIPS Chips by or at the request of IDT, or any infringement based upon AT&T, Berkeley, or Sun Microsystems software except as to any modifications or enhancements to such software made by MTI and delivered to IDT. The foregoing states the entire liability of MTI for trade secret, patent, mask work right, copyright, trademark or other proprietary rights infringement.

14.2 Limitation of Liability. THE FOREGOING STATES THE ENTIRE LIABILITY OF THE PARTIES, AND THE EXCLUSIVE REMEDY FOR THE PARTIES, FOR ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET, MASK WORK RIGHT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY BY MIPS CHIPS, MIPS COMMERCIAL DOCUMENTATION, AND MIPS SOFTWARE, OR ANY PART THEREOF.

14.3     Remedy for Infringement.

         14.3.1 If the design or manufacture of any MIPS Chip, or any portion thereof, is finally adjudged to infringe a United States patent, copyright, or mask work right, MTI may:

         (a) procure the right to continue using the MIPS Chip or process;

         (b) replace or modify the MIPS Chip or process so that it becomes noninfringing; or

         (c) refund to IDT the costs of such infringing MIPS Chip mask set(s) (if any) at standard manufacturing cost, the value of all inventory of such infringing MIPS Chip, and all work-in-process relating to such infringing MIPS Chip as audited by an independent third party.

         14.3.2 This indemnity does not extend to any suit based upon (a) an infringement or alleged infringement of any patent, copyright, mask work right, trademark, trade secret or other proprietary rights by the modification of the MIPS Chip by IDT; or (b) the use of the MIPS Chip in combination with other equipment or software not provided by MTI; or (c) a modification or enhancement not made by MTI if such claim would not have occurred but for such combination, modification, or enhancement; or (d) any marking or branding applied to the MIPS Chips or modification or design of the MIPS Chips by or at the request of IDT; or (e) any infringement based upon AT&T, Berkeley, or Sun Microsystems software except as to any modifications or enhancements to such software made by MTI and delivered to IDT. SECTION 14 STATES THE ENTIRE LIABILITY OF MTI FOR TRADE SECRET, PATENT, MASK WORK RIGHT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS INFRINGEMENT.

14.4     Survival.   The  provisions  of  this  Section  14  shall  survive  the termination, cancellation or expiration of this Agreement.

15.      TERM, CANCELLATION AND TERMINATION

15.1 Term. The term of this Agreement, unless earlier canceled or terminated in accordance with the provisions of Sections 15.2 and 15.3 hereinafter, shall be from the Effective Date through December 31, 2007 (the "Termination Date").

15.2 Termination. MTI may terminate this Agreement effective immediately and without liability upon written notice to IDT if any one of the following events occurs:

         (a) IDT files a voluntary petition in bankruptcy or otherwise seeks protection under any law for the protection of debtors;

         (b) proceeding is instituted against IDT under any provision of the Federal Bankruptcy Code which is not dismissed within ninety (90) days;

         (c) IDT is adjudged a bankrupt;

         (d) a court assumes jurisdiction of the assets of IDT under a federal reorganization act;

         (e) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of IDT;

         (f) IDT becomes insolvent, ceases or suspends business; or

         (g) IDT makes an assignment of the majority of its assets for the benefit of its creditors.

15.3 Cancellation for Cause. If either party fail to perform or violates any material obligation under this Agreement, then, upon thirty (30) days written notice to the breaching party specifying such default (the "Default Notice"), the non-breaching party may terminate this Agreement, without liability, unless:

         (a) The breach specified in the Default Notice is cured within the thirty (30) day period; or

         (b) The default reasonably requires more than thirty (30) days to correct (specifically excluding any failure to pay money), and the defaulting party has begun substantial corrective action to remedy the default within such thirty (30) days period and diligently pursues such action, in which event, termination shall not be effective unless ninety (90) days has expired from the date of the Default Notice without such corrective action being completed and the default remedied.

15.4 Fulfillment of Orders Upon Termination. The expiration of this Agreement shall have no effect on any purchase order placed by MTI prior to the effective date of such expiration. Any payment obligations incurred prior to termination, expiration or cancellation shall survive the expiration, cancellation, or termination of this Agreement.

15.5     Continuation.

         15.5.1 Notwithstanding the passage of the Termination Date as set forth in Section 15.1, or termination/cancellation of this Agreement for any reason, the rights and licenses granted to IDT pursuant to Section 2 of this Agreement, except for the right to receive updates on existing MIPS Chip products, MIPS Commercial Software, and information on future MIPS Chips and Systems, shall continue (as a result of rights granted in accordance with Section 2) for successive terms of ten (10) years that will automatically renew, conditioned upon payment by IDT of royalties pursuant to Section 6 herein.

         15.5.2 However, except for IDT's continuing right to distribute *** MIPS Binary Software conditioned upon payment of royalties (Section 6), if IDT materially breaches its duties under the terms of the Software License or any provision herein relating to the MIPS Commercial Software, MTI may cancel the Software License and all rights granted herein relating to MIPS Commercial Software. In the event of such cancellation of IDT's rights to MIPS Commercial Software, IDT shall promptly return to MTI all MIPS Source Code documentation and information provided by MTI in connection with the MIPS Commercial Software, and shall promptly pay to MTI any and all amounts due and owing relating to the


*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

MIPS Commercial Software. After cancellation, IDT shall have no right to copy, market, or distribute MIPS Source Code Software or *** MIPS Binary Software.

16.      GENERAL TERMS AND CONDITIONS.

16.1 Notices. All notices and requests required or authorized hereunder, shall be given in writing either by personal delivery to the party to whom notice is given, or by certified mail, postage prepaid, return receipt requested. The date upon which any such notice is so personally delivered, or if the notice is given by certified mail, the date three (3) days after it is deposited in the U.S. mails, shall be deemed to be the date of such notice, irrespective of the date appearing therein.

If to IDT:                 Leonard Perham, President and CEO
                           2975 Stender Way
                           Santa Clara, CA 95054

with a copy to:            Jack Menache, Esq.
                           Vice President, General Counsel & Secretary
                           Integrated Device Technology, Inc.
                           2975 Stender Way
                           Santa Clara, CA 95054

If to MTI:                 James MacHale
                           MIPS Technologies, Inc.
                           2011 North Shoreline Boulevard
                           Mountain View, CA 94043

with a copy to:            General Counsel
                           MIPS Technologies, Inc.
                           2011 North Shoreline Boulevard
                           Mountain View, CA 94043

If to SGI:                 Legal Services
                           2011 North Shoreline Boulevard
                           Mountain View, CA 94043

         The address of the parties may be changed by notice given in accordance with this Section.


*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

16.2 Export. Each party shall comply with all laws and regulations of the United States Government relating to the export from the United States of technical information, technical data, or products made using technical information or technical data or products received from the other party under this Agreement and any exhibit hereto. The parties agree to cooperate in obtaining any required licenses. In the event of a breach, the breaching party shall indemnify and hold the non-breaching party harmless for any breach of this Section.

16.3 Governing Law and Forum Selection. This Agreement shall be governed by California law excluding its conflict of laws rules. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts of Santa Clara County (or, in the case of exclusive federal jurisdiction, the United States District Court for the Northern District of California) and the parties consent to the personal and exclusive jurisdiction and venue of these courts.

16.4 Waiver. The delay or failure of a party to exercise any right, power, remedy, or privilege hereunder or failure to strictly enforce any breach, violation, default, provision or condition shall not impair any such right, power, remedy or privilege nor shall it constitute a waiver thereof or acquiescence thereto. Any waiver, permit, consent, or approval of any kind regarding any breach, violation, default, provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. No partial waiver of any such right, power, privilege, breach, violation, default, provision, or condition on any one occasion shall preclude any other or further exercise thereof or constitute a waiver thereof or acquiescence thereto on any subsequent occasion unless clear and express notice thereof in writing is provided.

16.5 Assignment. Neither party shall assign this Agreement or any material responsibilities, rights, or any orders issued hereunder or delegate any duties created hereunder to any person or entity other than a U.S. entity controlling, controlled or under common control with such party, or a U.S. successor in interest to its MIPS risc microprocessor business by way of merger, consolidation, transfer of all or substantially all of such assets, without the prior written consent of the other party. Any attempt of assignment or delegation without the required consent shall be void. This Section is not intended to prohibit either party from reasonably subcontracting work in the course of performing this Agreement.

16.6 Captions. All Section captions and headings are for reference only and shall not be considered in interpreting or construing this Agreement.

16.7 Severability. If any provision of this Agreement is declared invalid, illegal, or unenforceable by any tribunal, then such provision shall be deemed automatically adjusted to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision deemed invalid, illegal or unenforceable is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein. If any provision or portion of this Agreement is held to be unenforceable or invalid, the parties agree to negotiate, in good faith, a substitute valid provision which most nearly effects the parties' intent in entering into this Agreement. In either case, the remaining provisions of this Agreement shall remain in full force and effect.

         WITHOUT LIMITING THE FOREGOING, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTY OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER SUCH PROVISION. FURTHER, IN THE EVENT THAT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SHALL REMAIN IN EFFECT.

16.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors, administrators, executors, heirs and assigns of each party hereto.

16.9 Independent Contractors. The parties are each independent contractors and neither party shall be, nor represent itself to be, the franchiser, joint venturer, franchisee, partner, broker, employee, servant, agent, or legal representative of the other party for any purpose whatsoever. Neither party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party, or bind the other party in any matter or thing whatsoever, including but not limited to, the right or authority to obligate the other party to accept or deliver any order, or to sell or refuse to sell to any potential customer.

16.10 Limitation of Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES, LOSS OR USE, DATA OR
PROFITS, INTERRUPTION OF BUSINESS OR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT THE POTENTIAL LIABILITY OF THE PARTIES.

16.11 Precedence. In the event of any inconsistency or conflict between the terms and conditions of this Agreement on the one hand and any term or condition of an Exhibit to this Agreement on the other hand, the terms and conditions of this Agreement shall in all instances govern and control.

16.12 Entire Agreement. This Agreement and the other documents, exhibits, schedules, instruments, certificates, and writings attached and/or delivered pursuant hereto contain and constitute the sole, complete and entire agreement and understanding of the parties concerning the matters contained herein and may not be altered, modified or changed in any manner except by writing duly executed by the parties. No statements, promises or representations have been made by any party to another, or are relied upon, and no consideration has been or is offered, promised, expected or held out, other than as stated in this Agreement. No party is relying on any representations other than those expressly set forth herein. No conditions precedent to the effectiveness of this Agreement exist, other than as may be expressly provided herein. There are no oral or written collateral agreements. All prior discussions and negotiations have been, and are, merged and integrated into, and superseded by, this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


SILICON GRAPHICS, INC.                   INTEGRATED DEVICE TECHNOLOGY, INC.

By:________________________              By:________________________

Title: ____________________              Title: ____________________

Date: _____________________              Date: _____________________


MIPS TECHNOLOGIES, INC.

By:________________________

Title: ____________________

Date: _____________________

                                    EXHIBIT A
                                  DELIVERABLES

***





*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

                                    EXHIBIT B
                                   TRADEMARKS

                                 TO BE APPENDED

                                    EXHIBIT C
                   MIPS COMMERCIAL SOFTWARE LICENSE AGREEMENT
                                 TO BE APPENDED

                                    EXHIBIT D
                                 TO BE APPENDED